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                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                    REPUBLIC SECURITY FINANCIAL CORPORATION,

                             REPUBLIC SECURITY BANK,

                          COUNTY FINANCIAL CORPORATION

                                       and

                      COUNTY NATIONAL BANK OF SOUTH FLORIDA







                                 August 8, 1997





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MI01A/16412.5


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                                TABLE OF CONTENTS
                                                                    Page

ARTICLE I
THE PARENT MERGER
 1.1      Articles of Merger.........................................2
 1.2      Conversion of Shares.......................................2
 1.3      Conversion Rate............................................2
 1.4      CFC Options................................................4
 1.5      The Closing................................................5
 1.6      Stock Certificates.........................................5
 1.7      Shares of Dissenting Holders...............................5

ARTICLE II
THE BANK MERGER
 2.1      Plan of Merger and Merger Agreement........................6
 2.2      Conversion of Shares.......................................6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CFC AND COUNTY
 3.1      Corporate Organization.....................................7
 3.2      Authorization and Enforceability; No Violation.............7
 3.3      Capitalization; Stock Ownership............................8
 3.4      Investments; No Subsidiary.................................8
 3.5      County Corporate Organization..............................8
 3.6      County Capitalization; Stock Ownership.....................8
 3.7      County Authorization and Enforceability; No Violation......9
 3.8      Financial Statements......................................10
 3.9      Loan Portfolio............................................10
 3.10     Deposits..................................................11
 3.11     No Undisclosed Liabilities, Etc...........................11
 3.12     Absence of Certain Changes................................11
 3.13     Real Properties...........................................13
 3.14     Taxes and Fees............................................13
 3.15     Contracts.................................................14
 3.16     Litigation................................................15
 3.17     Compliance with Laws and Regulations......................15
 3.18     Employment Benefit Plans and Arrangements; Labor Matters..16
 3.19     Accounting Practices......................................17
 3.20     Minute Books..............................................17
 3.21     Insurance.................................................17
 3.22     Agreements with Regulators................................17
 3.23     Environmental.............................................18
 3.24     Community Reinvestment Act................................18

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 3.25     Transactions with Insiders................................18
 3.26     Fidelity Bond.............................................18
 3.27     Proxy Statement...........................................19
 3.28     Brokers...................................................19
 3.29     No Untrue Statements......................................19
 3.30     Absence of Regulatory Communications......................19
 3.31     Opinion of Financial Advisor..............................19

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF RSFC AND REPUBLIC
 4.1      RSFC Corporate Organization...............................19
 4.2      RSFC Authorization and Enforceability; No Violation.......20
 4.3      RSFC Capitalization; Stock Ownership......................20
 4.4      Investments; No Subsidiary................................21
 4.5      Republic Corporate Organization...........................21
 4.6      Republic Capitalization; Stock Ownership..................21
 4.7      Republic Authorization and Enforceability; No Violation...22
 4.8      SEC Filings...............................................22
 4.9      Registration Statement....................................23
 4.10     Financial Statements......................................23
 4.11     Loan Portfolio............................................23
 4.12     Deposits..................................................24
 4.13     No Undisclosed Liabilities, Etc...........................24
 4.14     Absence of Certain Changes................................24
 4.15     Real Properties...........................................26
 4.16     Taxes and Fees............................................27
 4.17     Contracts.................................................27
 4.18     Litigation................................................28
 4.19     Compliance with Laws and Regulations......................29
 4.20     Employment Benefit Plans and Arrangements; Labor Matters..29
 4.21     Accounting Practices......................................30
 4.22     Minute Books..............................................30
 4.23     Insurance.................................................31
 4.24     Agreements with Regulators................................31
 4.25     Environmental.............................................31
 4.26     Community Reinvestment Act................................31
 4.27     Transactions with Insiders................................31
 4.28     Fidelity Bond.............................................31
 4.29     Brokers...................................................32
 4.30     No Untrue Statements......................................32
 4.32     Opinion of Financial Advisor..............................32

ARTICLE V
COVENANTS OF CFC

                                      -vii-
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 5.1      Access, Information and Documents.........................32
 5.2      No Other Transactions.....................................33
 5.3      Conduct of Business Prior to the Effective Time...........33
 5.4      Negative Covenants........................................34
 5.5      Current Information.......................................35
 5.6      Pursuit of Approvals......................................35
 5.7      Meeting of CFC's Shareholders; Proxy Statement............36
 5.8      CFC Future Financial Statements...........................36
 5.9      Observer at Meetings......................................36
 5.10     Pooling...................................................37
 5.11     Coral Way Branch..........................................37

ARTICLE VI
COVENANTS OF RSFC AND REPUBLIC
 6.1      Access, Information and Documents.........................37
 6.2      No Other Transactions.....................................38
 6.3      Conduct of Business Prior to the Effective Time...........38
 6.4      Negative Covenants........................................38
 6.5      Current Information.......................................39
 6.6      Pursuit of Approvals......................................39
 6.7      Registration Statement; Meeting of RSFC's Shareholders....39
 6.8      Boards of Directors Election..............................40
 6.9      Pooling...................................................40
 6.10     County Employees..........................................40
 6.11     Indemnification...........................................40
 6.12     Future Financial Information..............................42
 6.13     Observer at Meetings......................................42
 6.14     Pooling and Securities Law Matters........................43
 6.15     Registration Rights.......................................43

ARTICLE VII
CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF RSFC, REPUBLIC, CFC AND COUNTY
 7.1      Government Approvals......................................46
 7.2      Shareholder Approval......................................46
 7.3      No Litigation.............................................46

ARTICLE VIII
CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF CFC AND COUNTY
 8.1      Representations, Warranties and Covenants.................47
 8.2      Material Change...........................................47
 8.3      Accountants' Comfort Letter...............................47
 8.4      Officers' Certificates....................................47

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 8.5      Consents..................................................47
 8.6      Tax Opinion...............................................48
 8.7      Fairness Opinion..........................................48

ARTICLE IX
CONDITIONS PRECEDENT TO
THE OBLIGATIONS OF RSFC AND REPUBLIC
 9.1      Representations, Warranties and Covenants.................48
 9.2      Material Change...........................................48
 9.3      Financial Conditions......................................48
 9.4      Demands for Appraisal.....................................49
 9.5      Accountants' Comfort Letter...............................49
 9.6      Officers' Certificates....................................49
 9.7      Consents..................................................49
 9.8      Employment Agreements.....................................49
 9.9      Tax Opinion...............................................49
 9.10     CFC Affiliate Letters.....................................50
 9.11     Fairness Opinion..........................................50

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER
 10.1     Termination by Mutual Consent.............................50
 10.2     Termination by CFC........................................50
 10.3     Termination by RSFC.......................................50
 10.4     Effect of Termination.....................................51
 10.5     Alternate CFC or County Transaction.......................51
 10.6     Alternate RSFC or Republic Transaction....................52
 10.7     Extension or Waiver.......................................52

ARTICLE XI
MISCELLANEOUS
 11.1     Certain Terms.............................................52
 11.2     Expenses..................................................53
 11.3     Legal Fees................................................53
 11.4     Entire Agreement; Amendment; Waiver.......................53
 11.5     Notices...................................................53
 11.7     Rights Under this Agreement; Nonassignability.............55
 11.8     Form of This Agreement....................................55
 11.9     Governing Law.............................................55
 11.10    Public Announcements......................................55
 11.11    Counterparts..............................................55


Schedules

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



                          AGREEMENT AND PLAN OF MERGER


                  This Agreement and Plan of Merger (the "Agreement") is made and entered into as of August 8, 1997, by and among REPUBLIC SECURITY FINANCIAL CORPORATION, a Florida corporation ("RSFC"), REPUBLIC SECURITY BANK, a Florida state bank ("Republic"), COUNTY FINANCIAL CORPORATION, a Florida corporation ("CFC"), and COUNTY NATIONAL BANK OF SOUTH FLORIDA, a national bank ("County").

                                    RECITALS

                  WHEREAS, each of the parties desires to provide for the acquisition of CFC and County by RSFC and RSFC's wholly owned subsidiary, Republic, by means of the merger of CFC into RSFC (the "Parent Merger") and the merger of County into Republic (the "Bank Merger"), for the consideration and upon the terms and conditions set forth herein; and

                  WHEREAS, the Boards of Directors of RSFC, CFC, Republic and County believe that the Parent Merger and the Bank Merger, upon the terms and conditions set forth herein, are in the best interest of their respective shareholders and the Boards of Directors of RSFC and CFC have each unanimously approved the Parent Merger and the Boards of Directors of Republic and County have each unanimously approved the Bank Merger; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Parent Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and, for accounting purposes, it is intended that the Parent Merger be accounted for as a "pooling of interests"; and

                  WHEREAS, the parties desire to use their best efforts to consummate the Parent Merger and the Bank Merger prior to January 1, 1998;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are conclusively acknowledged, the parties do represent, warrant, covenant and agree as follows:


                                       -1-
MI01A/16412.5

                                    ARTICLE I

                                THE PARENT MERGER

                  1.1 Articles of Merger. Subject to and in accordance with the terms and conditions of this Agreement and the Florida Business Corporation Act, at the Closing (hereinafter defined) RSFC and CFC shall execute and deliver for filing Articles of Merger (the "Articles of Merger") to the Department of State of Florida. The Articles of Merger shall provide that the Parent Merger be effective at 9:00 a.m. (the "Effective Time") on a designated date (the "Effective Date"). Pursuant to the terms of this Agreement, CFC shall be merged with and into RSFC, which shall be the surviving corporation. The Plan of Merger set forth in the Articles of Merger shall be as provided in this Agreement and the Florida Business Corporation Act.

                  1.2 Conversion of Shares. At the Effective Time, each issued and outstanding share of the common stock of CFC, par value $0.01 per share ("CFC Common Stock"), shall, by virtue of the Parent Merger and without any action by the holder thereof, be converted into a number of shares of the common stock of RSFC, par value $.01 per share ("RSFC Common Stock"), equal to the Conversion Rate (as defined in Section 1.3 hereof). No fractional shares of RSFC Common Stock shall be issued. In lieu thereof, each holder of CFC Common Stock shall be entitled to be paid an amount in cash determined by multiplying the holder's fractional interest by the closing price of RSFC Common Stock on the NASDAQ-National Market System on the Effective Date. At the Effective Time, each issued and outstanding share of RSFC Common Stock shall remain issued and outstanding and unaffected by the Parent Merger. In the event that, prior to the Effective Time, RSFC's Common Stock shall be changed to a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the Conversion Rate.

     1.3 Conversion Rate. The "Conversion Rate" shall be 4.807; provided, however, if:

          (A) the Average Closing Price on the Determination Date of shares of RSFC Common Stock shall be less than $7.65; and

          (B) (1) the number obtained by dividing the Average Closing Price on such Determination Date by $8.76 (such number being referred to herein as the "RSFC Ratio") shall be less than (2) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.05 from the quotient in this clause (B)(2) (such number being referred to herein as the "Index Ratio");


                                       -2-
MI01A/16412.5


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then CFC  shall  have the right to  terminate  this  Agreement,  if its Board of
Directors so determines by a vote of a majority of the members of its entire Board, at any time during the five-day period commencing on the Determination Date; subject, however, to the following three sentences. If CFC elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to RSFC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, RSFC shall have the option of adjusting the Conversion Rate to equal the number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $7.65 and the Conversion Rate (as then in effect) and the denominator of which is the Average Closing Price. If RSFC makes an election contemplated by the preceding sentence, within such five-day period, it shall give written notice to CFC of such election and the revised Conversion Rate, whereupon no termination shall have occurred pursuant to this Section 1.3 and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Rate shall have been so modified), and any references in this Agreement to "Conversion Rate" shall thereafter be deemed to refer to the Conversion Rate as adjusted pursuant to this Section 1.3.

                  For purposes of this Section 1.3, the following terms shall have the meanings indicated:

                  "Average Closing Price" means the average of the daily last sales prices of RSFC Common Stock as reported by the NASDAQ National Market System (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the twenty consecutive full trading days in which such shares are traded on the NASDAQ National Market System beginning on the first full trading day following the date on which the Registration Statement referred to in Section 6.7 is declared effective by the SEC.

                  "Determination Date" means the last day of the twenty-day trading period referred to in the preceding paragraph.

                  "Index Group" means the group of each of the ten bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for the acquisition or sale of such company. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The ten bank holding companies and the weights attributed to them are as follows:


                                       -3-
MI01A/16412.5

                  Bank Holding Company
                   Weighting

                  ABC Bancorp (ABCB)
                  12.50
                  American Bancorp (AMBC)
                  2.90
                  Anchor Financial Corp. (AFSC)
                  4.74
                  Century South Banks Inc. (CSBI)
                  14.40
                  First Charter Corp. (FCTR)
                  14.03
                  George Mason Bankshares Inc. (GMBS)
                  9.42
                  Hamilton Bancorp Inc. (HABK)
                  17.55
                  Peoples Holding Co. (PHCO)
                  7.24
                  Republic Bancshares Inc. (REPB)
                  7.75
                  Seacoast Banking Corp. Florida (SBCFA)
                  9.47
                  100.00%

                  "Index Price" on a given date means the weighted average (weighted in accordance with the factors listing above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" means August 6, 1997.

                  If any company belonging to the Index Group or RSFC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or RSFC shall be appropriately adjusted for the purposes of applying this Section 1.3.

                  1.4 CFC Options. At the Effective Time, each outstanding option to purchase shares of CFC Common Stock listed on Schedule 3.3 hereof ("CFC Stock Options") shall be automatically converted into an option to acquire, on the same terms and conditions as were applicable under such CFC Stock Option, the same number of shares of RSFC Common Stock as the holder of such CFC Stock Option would have been entitled to receive pursuant to the Parent Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (i) the

                                       -4-
MI01A/16412.5
aggregate   exercise  price  for  the  shares  of  CFC  Common  Stock  otherwise purchasable  pursuant to such CFC Stock  Option  divided by (ii) the  Conversion
Rate.

                  1.5 The Closing. The closing of the transactions described herein (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 5300 First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida, at 10:00 a.m., local time, on such date as the parties shall mutually agree not more than 30 days nor less than ten days after the calendar month end first occurring after the later of (i) the CFC shareholders meeting referred to in Section 5.7 hereof, (ii) the RSFC shareholders meeting referred to in Section 6.5 hereof, (iii) the date of the letter of preliminary approval of the Department approving the Bank Merger or (iv) such later date on which all conditions precedent to such Closing contained in Articles VII, VIII and IX hereof have been satisfied or duly waived; or at such other date, time and place as the parties shall agree, but in no event later than January 31, 1998.

                  1.6 Stock Certificates. At the Effective Time, the stock transfer books of CFC shall be closed and there shall be no further registration of transfers of CFC Common Stock thereafter. At and after the Effective Time, holders of certificates representing shares of CFC Common Stock immediately prior to the Effective Time shall cease to have any rights with respect to CFC Common Stock. The sole right of holders of CFC Common Stock shall be to receive the RSFC Common Stock and cash in lieu of fractional shares to which they are entitled by virtue of the Parent Merger. Immediately after the Effective Time, RSFC agrees to provide Letters of Transmittal and instructions regarding the tender of CFC stock certificates for exchange for RSFC stock certificates to each former CFC shareholder at the shareholder's address of record on the books of CFC. No dividends or other distributions declared or made after the Effective Time with respect to RSFC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered CFC Common Stock certificate with respect to the shares of RSFC Common Stock represented thereby until the holder of record of such certificate shall surrender the certificate. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder, without interest, such unpaid dividends or other distributions.

                  1.7 Shares of Dissenting Holders. Notwithstanding anything to the contrary contained in this Agreement, any holder of CFC Common Stock with respect to which dissenters' rights are duly exercised in accordance with
Section 607.1320 of the Florida Business Corporation Act ("CFC Dissenting Shares") shall not be entitled to receive shares of RSFC Common Stock pursuant to Section 1.2 hereof, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Parent Merger under Section
607.1320. Such holder shall be entitled to receive only the payment provided for by Section 607.1320. If any such holder so fails to perfect, effectively withdraws or loses his dissenters' rights, his CFC Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of RSFC Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.2 hereof.

                                       -5-
MI01A/16412.5

                                   ARTICLE II

                                 THE BANK MERGER

                  2.1 Plan of Merger and Merger Agreement. Subject to and in accordance with the terms and conditions of this Agreement and Chapter 658, Florida Statutes, Republic and County agree to enter into a Plan of Merger and Merger Agreement (the "Plan of Merger") in accordance with the requirements of
Section 658.42, Florida Statutes, and submit the Plan of Merger to the Florida Department of Banking and Finance (the "Department") for approval. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, Republic and County shall again execute the Plan of Merger, if it differs in any respect from the counterpart thereof theretofore filed with the Department, and shall execute certified copies of the resolutions approving the Plan of Merger by the shareholders of each bank. The Plan of Merger and certified resolutions shall be delivered for filing with the Department. The Plan of Merger shall provide that County shall be merged with and into Republic (which shall be the resulting bank in the Bank Merger) at 3:00 p.m. on the afternoon of the Effective Date.

                  2.2 Conversion of Shares. Upon effectiveness of the Bank Merger, all of the issued and outstanding shares of the common stock of County, par value $3.00 per share ("County Common Stock"), shall be extinguished and canceled, and RSFC, as the parent corporation of County upon effectiveness of the Parent Merger, shall be issued a number of shares of the common stock of Republic in such amount as agreed on or before such date by RSFC and Republic. The shares of common stock of Republic, par value $5.00 per share, issued and outstanding immediately prior to effectiveness of the Bank Merger shall remain issued and outstanding and unaffected by the Bank Merger.


                                       -6-
MI01A/16412.5

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF CFC AND COUNTY

                  CFC and County hereby represent and warrant to Republic and RSFC as follows:

                  3.1 Corporate Organization. CFC is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida. CFC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. CFC is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates, except where the failure to do so will not have a material adverse effect on CFC. CFC is a bank holding company, duly registered and in good standing as such under the Bank Holding Company Act of 1956, as amended.

                  3.2 Authorization and Enforceability; No Violation. CFC's Board of Directors has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Subject to approval of the Parent Merger by shareholders of CFC owning not less than a majority of the outstanding shares of CFC Common Stock, this Agreement is a legal, valid and binding obligation of CFC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. The execution, delivery and performance of this Agreement do not, and the consummation of the Parent Merger and the Bank Merger will not, (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of CFC; (b) except as set forth in Schedule 3.2, require any third party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which CFC is a party or by which CFC is bound or to which any of its property or assets of CFC is subject; (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require CFC to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to CFC or any of the properties or assets of CFC; (d) cause any acceleration of maturity of any note, instrument or other obligation to which CFC is a party or by which it is bound or with respect to which it is an obligor or guarantor; or (e) result in the creation or imposition of any lien, pledge, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right, including any right of termination or cancellation, in or with respect to any of the business, operations, properties, assets, agreements or contracts of CFC.

                                       -7-
MI01A/16412.5

                  3.3 Capitalization; Stock Ownership. As of the date hereof, the authorized capital stock of CFC consists of 1,500,000 shares of common stock, par value $0.01 per share, of which 1,265,081 shares are issued and outstanding. All of the issued and outstanding shares of CFC Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them were issued in violation of any preemptive or other right. Except as described on Schedule 3.3, CFC is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock of CFC or any other security exercisable or convertible into any capital stock of CFC, or any stock appreciation rights.

                  3.4  Investments;  No  Subsidiary.  Except  as  set  forth  on
Schedule 3.4, CFC does not own,  directly or  indirectly,  any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization, other than County.

                  3.5 County Corporate Organization. County is a national bank, duly organized and validly existing under the laws of the United States and in good standing with the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"). County has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. County's deposit accounts are duly insured by the FDIC to the maximum extent permitted under applicable law. County has delivered to RSFC complete and correct copies of County's Articles of Incorporation and Bylaws, as amended to date, which are in full force and effect on the date hereof. County is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates, except where the failure to do so will not have a material adverse effect on County.

                  3.6 County Capitalization; Stock Ownership. As of the date hereof, the authorized capital stock of County consists of 832,928 shares of common stock, par value $3.00 per share, of which 807,928 shares are issued and outstanding (none of which are held by County as treasury stock), all of which are owned by CFC. All of the issued and outstanding shares of County Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them were issued in violation of any preemptive or other right. County is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock of CFC or any other security exercisable or convertible into any capital stock of CFC, or any stock appreciation rights.

     3.7 County Authorization and Enforceability; No Violation. The County

                                       -8-
MI01A/16412.5

Board of Directors and the sole shareholder, by unanimous vote, have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby with respect to County. This Agreement is a legal, valid and binding obligation of County enforceable against County in accordance with its terms, except as enforceability may be limited by regulatory authorities having jurisdiction or by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. Except for required regulatory approvals, the execution, delivery and performance of this Agreement do not, and the consummation of the Bank Merger will not, (a) violate or conflict with the Articles of Association or Bylaws of County; (b) except as set forth in Schedule 3.7, require any third-party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which County is a party or by which it is bound or to which any of its property or assets is subject; (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require County to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to County or any of the properties or assets of County; (d) cause any acceleration of maturity of any note, instrument or other obligation to which County is a party or by which either is bound or with respect to which it is an obligor or guarantor; or (e) result in the creation or imposition of any lien, pledge, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right, including any right of termination or cancellation, in or with respect to any of the business, operations, properties, assets, agreements or contracts of County.

                  3.8 Financial Statements.  County has delivered to RSFC copies of its statements of financial condition as of December 31, 1994, 1995 and 1996, and statements of changes in shareholders' equity, statements of cash flows and statements of operations for each of the years then ended, together with supporting schedules and notes thereto, audited by Deloitte & Touche LLP (the "Annual Statements"), and its statements of financial condition as of June 30, 1997 and statements of operations for the six-month period then ended (such statements as of and for the period ended June 30, 1997 are hereinafter referred to as the "Interim Statements"). The Annual Statements and the Interim Statements (and the CFC Future Financial Statements, to be delivered to RSFC in accordance with Section 5.8 hereof) including, without limitation, the allowances for loan losses, fairly present (or will fairly present) the financial position and results of operations of County as of the respective dates of such financial statements and for the respective periods then ended in conformity with GAAP, consistently applied throughout the periods involved; except, with respect to the Interim Statements, for year-end adjustments and footnote disclosure.


                                       -9-
MI01A/16412.5

     3.9 Loan Portfolio. With respect to each loan owned by County in whole or in part (each, a "Loan"), except as described on Schedule 3.9 hereto:

                  (a) the note and any related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and to general equitable principles;

                  (b) neither County nor, to the knowledge of County, any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents, except as otherwise disclosed by documents in the applicable Loan file;

                  (c) ounty is the sole holder of legal and beneficial title to each Loan (or County's applicable participation interest, as applicable);

                  (d) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed in any material respect, except as otherwise disclosed by documents in the applicable Loan file;

                  (e) to the knowledge of County, there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan;

                  (f) to the knowledge of County, there is no litigation or proceeding pending or threatened relating to the property which serves as security for a Loan which would have a material adverse effect upon the related Loan;

                  (g) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and County's interest in such Loan created by such participation would not be a part of the insolvency estate of the Loan originator or other third party upon the insolvency thereof; and

                  (h) each Loan secured by a mortgage on residential property (except for construction loans) was originated by a bank, thrift or other HUD-approved lender.

                  3.10 Deposits. Except as set forth in Schedule 3.10, none of the deposits of County is a "brokered" deposit or subject to any encumbrance, legal restraint or other legal process.

                                      -10-
MI01A/16412.5

          3.11 No Undisclosed Liabilities, Etc. Since June 30, 1997, CFC has not incurred or become aware of any material liability or obligation (absolute, accrued, contingent or otherwise) of any nature which should properly have been reflected or reserved for in the Interim Statements.

          3.12 Absence of Certain Changes. Since June 30, 1997 (except for the transactions contemplated by this Agreement), neither CFC nor County:

               (a) had any change in financial condition, properties, business or operations which would have a material adverse effect;

               (b) suffered any damage, destruction or loss of physical property or assets (whether or not covered by insurance), in the aggregate in excess of $100,000 in value;

               (c) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any of its capital stock, except upon exercise of outstanding stock options;

               (d) incurred or agreed to incur any material indebtedness for borrowed money, other than in the ordinary course of business;

               (e) made or obligated itself to make any capital expenditure in excess of $100,000 in the aggregate;

               (f) waived any material right;

               (g) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any material assets, or canceled, or agreed to cancel, any material debts or claims, in each case, other than in the ordinary course of business;

               (h) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of its material properties or assets, other than in the ordinary course of business;

               (i) except as provided in Section 5.4(b), declared, set aside or paid any dividend (whether in cash, property or stock) with respect to any of its capital stock, or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any of its capital stock;

               (j) except as disclosed on Schedule  3.12(j) or  contemplated  in
          Section 5.4(l), increased the compensation or bonuses or special compensation of any kind of any of its directors, officers, employees or agents over the rate being paid to them

                                      -11-
MI01A/16412.5
         on June 30,  1997 or  adopted  or  increased  any  benefits  under  any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such director, officer, employee or agent;

               (k) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, other than in the ordinary course of business;

               (l)  made  any  material  change  in its  accounting  methods  or
          practices  with  respect  to  its  financial  condition,   properties,
          business or operations;

               (m) repaid any outstanding loans, other than repayments in the ordinary course of business;

               (n) entered into any other material transaction not in the ordinary course of business;

               (o) become aware of the need to make additional specific provisions for reserves for loan losses which would have a material adverse effect on its financial condition, properties, business or operations;

               (p) hired any new officers, other than in the ordinary course of business, consistent with past practice;

               (q) entered into any real estate or equipment lease, requiring aggregate rental payments in excess of $100,000;

               (r) entered into any agreement not terminable at will by it which requires the payment by it of an aggregate amount in excess of $100,000, other than loan commitments or agreements; or

               (s) agreed to or otherwise become obligated to do any of the foregoing.

                  3.13 Real Properties. Schedule 3.13 hereto describes all real estate owned or leased by CFC or County, exclusive of "other real estate owned" acquired by CFC or County as a result of foreclosure or "deed in lieu" settlements and held by CFC or County for resale. All such real property, if owned by CFC or County, is owned under good, clear and marketable title, free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (i) statutory liens securing payments not yet due,
(ii) liens which are incurred in the ordinary course of its business and (iii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially impair business operations at such property. CFC or County is the lessee of all leasehold estates described in
Schedule 3.13 and is in possession of the properties purported to be leased thereunder and each such lease is valid, without

                                      -12-
MI01A/16412.5
material default thereunder by the lessee or, to lessee's knowledge, the lessor. True and complete copies of all leases listed in Schedule 3.13 have been delivered by CFC to RSFC.

                  3.14 Taxes and Fees. With respect to CFC and each member of any affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, of which CFC is or has been a member (CFC as used hereafter in this Section 3.14 shall refer to CFC and each such other company) (i) except as described in Schedule 3.14, all reports, returns, statements (including estimated reports, returns or statements), and other similar filings required to be filed on or before the Effective Time by CFC or County (the "Tax Returns") with respect to any Taxes (as defined below) have been or will be timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of CFC for Taxes for the periods, properties, or events covered thereby; (ii) except as described in Schedule 3.14, all Taxes payable with respect to the Tax Returns referred to in the preceding clause, and all Taxes accruable or otherwise attributable to events occurring prior to the close of business on the last day of the calendar month ending immediately prior to the Closing Date (the "Test Date"), whether disputed or not, whether or not shown on any Tax Return, and whether or not currently due or payable, will have been paid in full prior to the Test Date, or an adequate accrual in accordance with generally accepted accounting principles will be provided with respect thereto on the balance sheet dated as of the Test Date; (iii) except as described in
Schedule 3.14, CFC has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against CFC with respect to any Taxes; (iv) no Tax Returns of CFC have been examined by the Internal Revenue Service for fiscal years ending within the last 15 years; (v) except as described in Schedule 3.14, there is in effect no extension for the filing of any Tax Return and CFC has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (vi) no claim has ever been made by any Tax authority in a jurisdiction in which CFC does not file Tax returns that it is or may be subject to taxation by that jurisdiction; (vii) there are no liens for Taxes upon any asset of CFC except for liens for current Taxes not yet due; (viii) CFC has timely made all deposits required by law to be made with respect to employees' withholding and other payroll, employment, or other withholding taxes, including the portions of such taxes imposed upon CFC.

     3.15 Contracts. Except as set forth on Schedule 3.15 hereto, neither CFC nor County is a party to any written or oral:

               (a) contract or agreement, other than contracts or agreements made in the ordinary course of business, involving more than $100,000;

               (b) contract or agreement with any governmental authority, other than contracts or agreements made in the ordinary course of business;

               (c) contract or agreement providing for the settlement of any material

                                      -13-
MI01A/16412.5
         action, suit, proceeding or investigation involving it;

               (d) employment or consulting agreement of any kind with any officer, director, employee or consultant, or any policy, program, agreement or understanding (whether or not in the form of an agreement) obligating it to pay any amount to any officer or employee on account of severance or termination of employment;

               (e) contract or collective bargaining agreement with any labor union or representative of its employees; or

               (f) contract or agreement which is material to its financial condition, properties, business or operations.

Except as set forth in Schedule 3.15 hereto, each contract or other agreement listed on such schedule to which CFC or County is a party is in full force and effect and is valid and enforceable by it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity. Neither CFC nor County is in default in any material respect in the observance or the performance of any term or obligation to be performed by it under any such contract or other agreement. CFC has delivered or made available to RSFC true and complete copies of all contracts and agreements listed on such schedule.

                  3.16 Litigation. Except as set forth in Schedule 3.16 hereto and except for actions in which County is the plaintiff where the amount in controversy is less than $100,000, there are no actions, suits, proceedings or investigations before any court or administrative authority in the United States, any state thereof, or any other jurisdiction, of any kind now pending or, to the best of the knowledge of CFC, threatened, involving CFC or County or any of its businesses, operations, properties, assets or liabilities. There is no arbitration proceeding involving CFC or County which is pending or, to CFC's knowledge, threatened under any collective bargaining agreement or otherwise. Except as set forth in Schedule 3.16 hereto, neither CFC, County nor any of their properties, assets or liabilities, is subject to any judicial or administrative judgment, order, decree or restraint which adversely affects its business, operations or financial condition.

                  3.17 Compliance with Laws and Regulations. Except as set forth as Schedule 3.17, the business and operations of CFC and County have been and are in all material respects conducted in accordance with all applicable laws, rules and regulations (including, without limitation, the Equal Credit Opportunity Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Community Reinvestment Act and the Real Estate Settlement Procedures Act), and neither CFC nor County is subject to or, to CFC's knowledge, being threatened with, any material fine, penalty, liability or legal disability to its business as the result of its failure to comply with any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets

                                      -14-
MI01A/16412.5
and properties, or any premises occupied by it. CFC and County have filed all reports and maintained all material records required to be filed or maintained during the past five fiscal years and the current fiscal year under applicable rules and regulations of the Federal Reserve, the OCC and the FDIC. Each such filing contains the information required to be stated therein and such information was true and correct in all material respects as of the time such report was filed.

     3.18 Employment Benefit Plans and Arrangements; Labor Matters.

                  (a) Schedule 3.18 hereto lists all employee benefits plans, contracts, programs or arrangements, including but not limited to pension, profit-sharing, stock option, stock bonus, deferred compensation, supplemental retirement, severance, health care, hospitalization, medical, dental, disability, life insurance and salary continuation, which are currently maintained, contributed to or required to be contributed to by CFC or County or which otherwise cover or provide benefits to any employee or former employee of CFC or County or any beneficiary thereof (collectively, the "Plans"). CFC has delivered to RSFC true and complete copies of all of the Plans and all material documents relating thereto, including, but not limited to, summary plan descriptions, annual reports (IRS Form 5500 Series), actuarial reports, and accountant or trustee reports, if any, and such reports are accurate in all material respects and there has been no material change in the financial or funding status of any such Plan since the dates of the most recent of such reports. Each Plan has been maintained and administered in all material respects in accordance with its terms and with all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code and the regulations promulgated thereunder, and in a manner which will not result in any material charge or assessment against or liability of CFC or County. Except as set forth on Schedule 3.18 hereto, any Plan that is intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred since the date of such determination that could adversely affect such qualification. The fair market value of the assets of each Plan that is subject to Title IV equals or exceeds the present value of all benefit liabilities (as defined in Title IV of ERISA) under the Plan, with such present value being determined by application of the actuarial methods and assumptions applied by the Plan's enrolled actuary at the most recent annual valuation of the Plan. Neither CFC nor County has engaged in any transaction which may result in imposition on it of any material excise tax under Sections 4971 through 4980, inclusive, of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued, and, in either case are fully reflected in the Interim Statements. There does not exist any accumulated material funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, with respect to any Plan. There are no circumstances pursuant to which CFC or County could be liable to the Pension Benefit Guaranty Corporation or a multi-employer plan (as

                                      -15-
MI01A/16412.5
         defined in Section 3(37) of ERISA) with respect to any plan not listed on Schedule 3.18. Except as set forth in Schedule 3.18 hereto, no Plan provides hospital, medical or health care benefits (other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of 1986) or any life insurance or death benefit protection (other than under a Plan that qualifies under Section 401(a) of the Code) to any retired employees.

                  (b) As of the date hereof, no association of employees has petitioned or applied for labor union certification with respect to all or any part of the business or operations of CFC or County, nor is there any organized campaign to obtain any such certification; and there have been no negotiations with any labor union or association of employees with respect to any future or amended agreements by CFC or County involving its business or operations, and neither CFC nor County has made or received any offers or proposals with respect thereto.

                  3.19 Accounting Practices. The books, records and accounts maintained by CFC and County accurately and fairly reflect in reasonable detail its businesses, operations, properties, assets and liabilities, and CFC and County maintain internal accounting controls that provide reasonable assurances that transactions are executed only with management's authorization and transactions are recorded as necessary to permit preparation of accurate financial statements and to maintain accountability for its properties and assets.

                  3.20 Minute Books. The minute books of CFC and County are in all material respects complete and accurate records of all meetings and other corporate actions of their respective shareholders and Board of Directors and CFC has made available to RSFC for inspection the originals thereof or delivered true copies thereof.

                  3.21 Insurance. All of the insurance policies in force on the date hereof insuring CFC and County, and their assets, business, employees, officers and directors, are described in Schedule 3.21 hereto. CFC has delivered or made available to RSFC true and complete copies of all such policies.

                  3.22 Agreements with Regulators. Neither CFC nor County is a party to any written agreement or memorandum of understanding with, nor a party to any commitment letter or similar undertaking to, nor subject to any order or directive by, nor a recipient of any extraordinary supervisory letter from, any Agency which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management. Neither CFC nor County has been advised by any Agency or is aware that such Agency is contemplating issuing or requesting any such agreement, memorandum, commitment, understanding, order or supervisory letter.

     3.23 Environmental. Except as set forth in Schedule 3.23, neither CFC nor County is (i) in violation of any law, regulation, order, permit, license or decree regulating

                                      -16-
MI01A/16412.5
emissions into the environment and the proper disposal of wastes, petroleum products or other materials; or (ii) liable or responsible for any cleanup, fines, liability or expense arising under any environmental law, regulation or order as a result of the disposal of wastes, petroleum products or other materials in or on its property (whether owned or leased or in which either has acquired an interest by way of mortgage or foreclosure) by it, its predecessors in title, or any other person, or in or on any other property, including property no longer owned, leased or used by it. There are no asbestos or petroleum products or any hazardous or waste material of any kind located under, on or in the property (owned or leased) of CFC or County, and such property has never been used for the handling, treatment, storage or disposal of any petroleum products or any hazardous or toxic substances as defined under any applicable state or federal law. RSFC intends to obtain Phase 1 environmental audits on properties listed on Schedule 3.13. In the event that such audits (or subsequent Phase 2 assessments) indicate necessary remediation which would cost in excess of $100,000, RSFC, at its option, may, upon notice to CFC, terminate this Agreement. In the event of such a termination, neither party shall have any further obligations or liability to the other, notwithstanding Section 10.4 hereof, unless CFC or County had knowledge of the circumstances which indicated such necessary remediation and failed to disclose such circumstances in Schedule 3.23.

     3.24 Community Reinvestment Act. Except as set forth on Schedule 3.24, County has complied in all material respects with its obligations under the Community Reinvestment Act.

                  3.25  Transactions  with  Insiders.  Except  as set  forth  on
Schedule 3.25, all of the loans, transactions, agreements and dealings between County and any "Insider," as defined in Regulation O, comply in all respects with the provisions of Regulation O.

                  3.26 Fidelity Bond. County has obtained all fidelity bonds that are required by law or regulation. All such fidelity bonds are currently in force and County has no reason to anticipate that the issuers thereof will fail to renew them or plan to revoke and/or cancel them.

                  3.27  Proxy  Statement.  The proxy  statement  referred  to in
Section 4.9 hereof will not, with respect to CFC and County, contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 3.27 shall not apply to information included in the proxy statement with respect to RSFC or Republic, including financial information and statements.

                  3.28 Brokers. Except as described in Schedule 3.28, neither CFC, County nor any director, officer, employer, agent or other representative of CFC or County, has paid or is obligated to pay to any party any finder's fee, brokerage commission, fairness opinion fee or like payment in connection with the transactions contemplated by this

                                      -17-
MI01A/16412.5

Agreement.

                  3.29 No Untrue Statements. No statement by CFC or County contained in this Agreement or any of the Schedules hereto or CFC or County financial statements referred to herein contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.30 Absence of Regulatory Communications. Except as set forth in Schedule 3.30, neither CFC nor County is subject to, or has received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

     3.31 Opinion of Financial Advisor. CFC has been advised by Alex Sheshunoff & Co. that the Conversion Rate is fair to the holders of CFC Common Stock from a financial point of view.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF RSFC AND REPUBLIC

                  RSFC and Republic hereby represent and warrant to CFC and County as follows:

                  4.1 RSFC Corporate Organization. RSFC is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida. RSFC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and being operated by it. RSFC is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates, except where the failure to do so will not have a material adverse effect on RSFC. RSFC is a bank holding company, duly registered as such and in good standing under the Bank Holding Company Act of 1956, as amended.

                  4.2 RSFC Authorization and Enforceability; No Violation. RSFC's Board of Directors has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Subject to approval of the Parent Merger by shareholders of RSFC owning not less than a majority of the outstanding shares of RSFC Common Stock, this Agreement is a legal, valid and binding obligation of RSFC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies

                                      -18-
MI01A/16412.5
is within the discretion of the appropriate court. The execution, delivery and performance of this Agreement do not, and the consummation of the Parent Merger and the Bank Merger will not, (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of RSFC, (b) require any third party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which RSFC is a party or by which RSFC is bound or to which any property or asset of RSFC is subject, (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require RSFC to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to Republic or any of the properties or assets of RSFC, (d) cause any acceleration of maturity of any note, instrument or other obligation to which RSFC is a party or by which it is bound or with respect to which it is an obligor or guarantor, or (e) result in the creation or imposition of any lien, pledge, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right, including any right of termination or cancellation, in or with respect to any of the business, operations, properties, assets, agreements or contracts of RSFC.

                  4.3 RSFC Capitalization; Stock Ownership. As of the date hereof, the authorized capital stock of RSFC consists of 100,000,000 shares of common stock, par value $.01 per share, of which 16,147,107 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $10.00 stated value per share, of which no shares of Series A, no shares of Series B and 1,035,000 shares of Series C are issued and outstanding. All of the issued and outstanding shares of RSFC Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them were issued in violation of any preemptive or other right. Except as described on
Schedule 4.3, RSFC is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock of RSFC or any other security exercisable or convertible into any capital stock of RSFC, or any stock appreciation rights.

     4.4 Investments; No Subsidiary. Except as set forth on Schedule 4.4, RSFC does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization.

     4.5 Republic Corporate Organization. Republic is a Florida state bank, duly organized, validly existing and in good standing under the laws of the State of Florida. Republic has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate its properties and assets as now owned and

                                      -19-
MI01A/16412.5
being operated by it. Republic has delivered to CFC complete and correct copies of Republic's Articles of Incorporation and Bylaws, as amended to date, which are in full force and effect on the date hereof. Republic is qualified or licensed to do business and is in good standing in each jurisdiction in which it operates, except where the failure to do so will not have a material adverse effect on Republic.

                  4.6 Republic Capitalization; Stock Ownership. As of the date hereof, the authorized capital stock of Republic consists of 5,000,000 shares of common stock, par value $5.00 per share, of which 1,539,490 shares are issued and outstanding (none of which are held by Republic as treasury stock), all of which are owned by RSFC or Governors Bank Corporation (RSFC's wholly owned subsidiary). All of the issued and outstanding shares of Republic Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them were issued in violation of any preemptive or other right. Republic is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock of Republic or any other security exercisable or convertible into any capital stock of Republic, or any stock appreciation rights.

                  4.7 Republic Authorization and Enforceability; No Violation. Republic's Board of Directors and shareholders have duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a legal, valid and binding obligation of Republic, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except that the availability of equitable remedies is within the discretion of the appropriate court. The execution, delivery and performance of this Agreement do not, and the consummation of the Bank Merger will not, (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Republic; (b) require any third party consent pursuant to or result in any breach of or default under any provision of any contract or agreement of any kind to which Republic is a party or by which Republic is bound or to which any property or asset of Republic is subject; (c) result in any breach or violation of, or default under, or any event which with due notice or lapse of time or both would constitute a default under, result in the termination of, or accelerate the performance required by, or require Republic to obtain or make any consent, authorization, approval, registration or filing (other than as described in this Agreement), under any statute, law, bylaw, ordinance, regulation, rule, judgment, decree, order, license, waiver, variance or other requirement of any court or agency, board, bureau, body or department of the United States or any state thereof which is applicable to Republic or any of the properties or assets of Republic; (d) cause any acceleration of maturity of any note, instrument or other obligation to which Republic is a party or by which it is bound or with respect to which it is an obligor or guarantor; or (e) result in the creation or imposition of any lien, pledge, claim, charge, restriction, equity or encumbrance of any

                                      -20-
MI01A/16412.5
kind whatsoever upon or give to any other person any interest or right, including any right of termination or cancellation, in or with respect to any of the business, operations, properties, assets, agreements or contracts of Republic.

                  4.8 SEC Filings. RSFC has heretofore or will deliver to CFC, copies of RSFC's: (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996 and 1995; (ii) 1996 Annual Report to Shareholders; (iii) Quarterly Report on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1997; and (iv) any reports on Form 8-K filed by RSFC with the SEC since December 31, 1996 and will continue until the Closing to furnish CFC with copies of such reports. As of the respective filing and effective dates, (i) such reports complied as to form with the applicable requirements of the Securities Act of 1933 (the "33 Act") and the Securities Exchange Act of 1934 (the "34 Act") and the regulations thereunder, and (ii) none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.9 Registration Statement. At the time the Registration Statement referred to in Section 6.5 hereof becomes effective, the Registration Statement, including the proxy statement constituting a part thereof, will comply in all material respects with the requirements of the 33 Act or other applicable securities law and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 4.9 shall not apply to statements included in the proxy statement made in reliance upon and in conformity with information furnished to RSFC in writing by CFC or any of its representatives, including financial information and statements.

                  4.10 Financial Statements. RSFC has delivered to CFC copies of its statements of financial condition as of March 31, 1994, 1995 and 1996, and December 31, 1996, and statements of changes in shareholders' equity, statements of cash flows and statements of operations for each of the years then ended, together with supporting schedules and notes thereto, audited by Ernst & Young LLP (the "RSFC Annual Statements"), and its unaudited statements of financial condition as of June 30, 1997 and statements of operations for the six-month period then ended (such statements as of and for the period ended June 30, 1997 are hereinafter referred to as the "RSFC Interim Statements"). The RSFC Annual Statements and the RSFC Interim Statements, including, without limitation, the allowances for loan losses, fairly present the financial position and results of operations of RSFC as of the respective dates of such financial statements and for the respective periods then ended in conformity with GAAP, consistently applied throughout the periods involved; except, with respect to the RSFC Interim Statements, for year-end adjustments and footnote disclosure.

     4.11 Loan Portfolio. With respect to each loan owned by Republic in whole

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



or in part (each, a "Loan"), except as described on Schedule 4.11 hereto:

                  (a) the note and any related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and to general equitable principles;

                  (b) neither Republic nor, to the knowledge of Republic, any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents, except as otherwise disclosed by documents in the applicable Loan file;

                  (c) public is the sole holder of legal and beneficial title to each Loan (or Republic's applicable participation interest, as applicable);

                  (d) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed in any material respect, except as otherwise disclosed by documents in the applicable Loan file;

                  (e) to the knowledge of Republic, there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan;

                  (f) to the knowledge of Republic, there is no litigation or proceeding pending or threatened, relating to the property which serves as security for a Loan, which would have a material adverse effect upon the related Loan;

                  (g) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and Republic's interest in such Loan created by such participation would not be a part of the insolvency estate of the Loan originator or other third party upon the insolvency thereof; and

                  (h) each Loan secured by a mortgage on residential property (except for construction loans) was originated by a bank, thrift or other HUD-approved lender.

                  4.12 Deposits. Except as described on Schedule 4.12 hereto, none of the deposits of Republic is a "brokered" deposit or subject to any encumbrance, legal restraint or other legal process.

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
                  4.13 No Undisclosed Liabilities, Etc. Since June 30, 1997, RSFC has not incurred or become aware of any material liability or obligation (absolute, accrued, contingent or otherwise) of any nature which should properly have been reflected or reserved for in the RSFC Interim Statements.

     4.14 Absence of Certain Changes. Since June 30, 1997 (except for the transactions contemplated by this Agreement), neither RSFC nor Republic has:

               (a) had any change in financial condition, properties, business or operations which would have a material adverse effect;

               (b) suffered any damage, destruction or loss of physical property or assets (whether or not covered by insurance), in the aggregate in excess of $100,000 in value;

                  (c) issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any of its capital stock, except upon exercise of outstanding stock options;

               (d) incurred or agreed to incur any material indebtedness for borrowed money, other than in the ordinary course of business;

               (e) made or obligated itself to make any capital expenditure in excess of $100,000 in the aggregate;

               (f) waived any material right;

               (g) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any material assets, or canceled, or agreed to cancel, any material debts or claims, in each case, other than in the ordinary course of business;

               (h) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of its material properties or assets, other than in the ordinary course of business;

                  (i) declared, set aside or paid any dividend (whether in cash, property or stock) with respect to any of its capital stock, other than its regular cash dividends, or redeemed, purchased or otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any of its capital stock;

                  (j) increased the compensation or bonuses or special compensation of any kind of any of its directors, officers, employees or agents over the rate being paid to them on June 30, 1997 or adopted or increased any benefits under any

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



         insurance,   pension  or  other  employee  benefit  plan,   payment  or
         arrangement made to, for or with any such director, officer, employee or agent;

               (k) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, other than in the ordinary course of business;

               (l)  made  any  material  change  in its  accounting  methods  or
          practices  with  respect  to  its  financial  condition,   properties,
          business or operations;

               (m) repaid any outstanding loans, other than repayments in the ordinary course of business;

               (n) entered into any other material transaction not in the ordinary course of business;

               (o) become aware of the need to make additional specific provisions for reserves for loan losses which would have a material adverse effect on its financial condition, properties, business or operations;

               (p) hired any new officers, other than in the ordinary course of business, consistent with past practice;

               (q) entered into any real estate or equipment lease, requiring aggregate rental payments in excess of $100,000;

               (r) entered into any agreement not terminable at will by it which requires the payment by it of an aggregate amount in excess of $100,000; or

               (s) agreed to or otherwise become obligated to do any of the foregoing.

                  4.15 Real Properties. Schedule 4.15 hereto describes all real estate owned or leased by RSFC or Republic, exclusive of "other real estate owned" acquired by Republic as a result of foreclosure or "deed in lieu" settlements and held by Republic for resale. All such real property, if owned, is owned under good, clear and marketable title, free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (i) statutory liens securing payments not yet due, (ii) liens which are incurred in the ordinary course of its business and (iii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially impair business operations at such property. RSFC or Republic is the lessee of all leasehold estates described in Schedule
4.15 and is in possession of the properties purported to be leased thereunder and each such lease is valid, without material default thereunder by the lessee or, to lessee's knowledge, the lessor. True and complete copies of all leases listed in Schedule 4.15 have been delivered by RSFC to CFC.

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



                  4.16 Taxes and Fees. With respect to RSFC and each member of any affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, of which RSFC is or has been a member (RSFC as used hereafter in this Section 4.16 shall refer to RSFC and each such other company) (i) except as described in Schedule 4.16, all reports, returns, statements (including estimated reports, returns or statements), and other similar filings required to be filed on or before Effective Time by RSFC or Republic (the "Tax Returns") with respect to any Taxes (as defined below) have been or will be timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of RSFC for Taxes for the periods, properties, or events covered thereby; (ii) except as described in Schedule 4.16, all Taxes payable with respect to the Tax Returns referred to in the preceding clause, and all Taxes accruable or otherwise attributable to events occurring prior to the Test Date, whether disputed or not, whether or not shown on any Tax Return, and whether or not currently due or payable, will have been paid in full prior to the Test Date, or an adequate accrual in accordance with generally accepted accounting principles will be provided with respect thereto on the balance sheet dated as of the Test Date; (iii) except as described in Schedule 4.16, RSFC has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against RSFC with respect to any Taxes; (iv) the Tax Returns of RSFC have never been examined by the Internal Revenue Service; (v) except as described in Schedule 4.16, there is in effect no extension for the filing of any Tax Return and RSFC has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (vi) no claim has ever been made by any Tax authority in a jurisdiction in which RSFC does not file Tax returns that it is or may be subject to taxation by that jurisdiction; (vii) there are no liens for Taxes upon any asset of RSFC except for liens for current Taxes not yet due; (viii) RSFC has timely made all deposits required by law to be made with respect to employees' withholding and other payroll, employment, or other withholding taxes, including the portions of such taxes imposed upon RSFC.

     4.17 Contracts. Except as set forth on Schedule 4.17 hereto, neither RSFC nor Republic is a party to any written or oral:

               (a) contract or agreement, other than contracts or agreements made in the ordinary course of business, involving more than $100,000;

               (b) contract or agreement with any governmental authority, other than contracts or agreements made in the ordinary course of business;

               (c) contract or agreement providing for the settlement of any material action, suit, proceeding or investigation involving it;

               (d) employment or consulting agreement of any kind with any officer, director, employee or consultant, or any policy, program, agreement or understanding (whether or not in the form of an agreement) obligating it to pay any

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



     amount to any officer or employee on account of severance or termination of employment;

               (e) contract or collective bargaining agreement with any labor union or representative of its employees; or

               (f) contract or agreement which is material to its financial condition, properties, business or operations.

Except as set forth in Schedule 4.17 hereto, each contract or other agreement to which RSFC or Republic is a party is in full force and effect and is valid and enforceable by it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and, as to enforceability, to general principles of equity. Neither RSFC nor Republic is in default in any material respect in the observance or the performance of any term or obligation to be performed by it under any such contract or other agreement. RSFC has delivered or made available to CFC true and complete copies of all contracts and agreements referred to in clauses (a) through (f) above.

                  4.18 Litigation. Except as set forth in Schedule 4.18 hereto and except for actions in which Republic is the plaintiff where the amount in controversy is less than $100,000, there are no actions, suits, proceedings or investigations before any court or administrative authority in the United States, any state thereof, or any other jurisdiction, of any kind now pending or, to the best of the knowledge of RSFC, threatened, involving RSFC or Republic or any of its businesses, operations, properties, assets or liabilities. There is no arbitration proceeding involving RSFC or Republic which is pending or, to RSFC's knowledge, threatened under any collective bargaining agreement or otherwise. Except as set forth in Schedule 4.18 hereto, neither RSFC, Republic nor any of their properties, assets or liabilities, is subject to any judicial or administrative judgment, order, decree or restraint which adversely affects its business, operations or financial condition.

                  4.19 Compliance with Laws and Regulations. The business and operations of RSFC and Republic have been and are in all material respects conducted in accordance with all applicable laws, rules and regulations (including, without limitation, the Equal Credit Opportunity Act, the Consumer Credit Protection Act, the Truth in Lending Act, the Community Reinvestment Act and the Real Estate Settlement Procedures Act), and neither RSFC nor Republic is subject to or, to RSFC's knowledge, being threatened with, any material fine, penalty, liability or legal disability to its business as the result of its failure to comply with any requirement of any governmental body or agency having jurisdiction over it, the conduct of its business, the use of its assets and properties, or any premises occupied by it. RSFC and Republic have filed all reports and maintained all records required to be filed or maintained during the past five fiscal years and the current fiscal year under applicable rules and regulations of the Federal Reserve, the FDIC and the State of Florida. Each such filing contains the information required to be stated therein and such information was true and correct in all material respects as of the time such report

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was filed.

     4.20 Employment Benefit Plans and Arrangements; Labor Matters.

                  (a) Schedule 4.20 hereto lists all employee benefits plans, contracts, programs or arrangements, including but not limited to pension, profit-sharing, stock option, stock bonus, deferred compensation, supplemental retirement, severance, health care, hospitalization, medical, dental, disability, life insurance and salary continuation, which are currently maintained, contributed to or required to be contributed to by RSFC or Republic or which otherwise cover or provide benefits to any employee or former employee of RSFC or Republic or any beneficiary thereof (collectively, the "RSFC Plans"). RSFC has delivered to CFC true and complete copies of all of the RSFC Plans and all documents relating thereto, including, but not limited to, summary plan descriptions, annual reports (IRS Form 5500 Series), actuarial reports, and accountant or trustee reports, if any, and such reports are accurate in all material respects and there has been no material change in the financial or funding status of any such RSFC Plan since the dates of the most recent of such reports. Each RSFC Plan has been maintained and administered in all material respects in accordance with its terms and with all applicable laws, including ERISA and the Code and the regulations promulgated thereunder, and in a manner which will not result in any material charge or assessment against or liability of RSFC or Republic. Except as set forth on
         Schedule  4.20 hereto,  any RSFC Plan that is intended to qualify under
         Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred since the date of such determination that could adversely affect such qualification. The fair market value of the assets of each RSFC Plan that is subject to Title IV equals or exceeds the present value of all benefit liabilities (as defined in Title IV of ERISA) under the RSFC Plan, with such present value being determined by application of the actuarial methods and assumptions applied by the Plan's enrolled actuary at the most recent annual valuation of the RSFC Plan. Neither RSFC nor Republic has engaged in any transaction which may result in imposition on it of any material excise tax under Sections 4971 through 4980, inclusive, of the Code, or otherwise incurred a liability for any excise tax, other than excise taxes which have heretofore been paid or have been accrued, and, in either case are fully reflected in the RSFC Interim Statements. There does not exist any accumulated material funding deficiency
         (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, with respect to any RSFC Plan. There are no circumstances pursuant to which RSFC or Republic could be liable to the Pension Benefit Guaranty Corporation or a multi-employer plan (as defined in Section 3(37) of ERISA) with respect to any plan not listed on Schedule 4.20. Except as set forth in Schedule 4.20 hereto, no RSFC Plan provides hospital, medical or health care benefits (other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of
         1986) or any life insurance or death benefit protection (other than under an RSFC Plan that qualifies under Section 401(a) of the Code) to

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



         any retired employees.

                  (b) As of the date hereof, no association of employees has petitioned or applied for labor union certification with respect to all or any part of the business or operations of Republic nor is there any organized campaign to obtain any such certification and there have been no negotiations with any labor union or association of employees with respect to any future or amended agreements by Republic involving its business or operations and Republic has not made or received any offers or proposals with respect thereto.

                  4.21 Accounting Practices. The books, records and accounts maintained by RSFC and Republic accurately and fairly reflect in reasonable detail its businesses, operations, properties, assets and liabilities, and they maintain internal accounting controls that provide reasonable assurances that transactions are executed only with management's authorization and transactions are recorded as necessary to permit preparation of accurate financial statements and to maintain accountability for its properties and assets.

                  4.22 Minute Books. The minute books of RSFC and Republic are in all material respects complete and accurate records of all meetings and other corporate actions of their respective shareholders and Board of Directors and RSFC has made available to CFC for inspection the originals thereof or delivered true copies thereof.

                  4.23 Insurance. All of the insurance policies in force on the date hereof insuring RSFC or Republic, and their assets, business, employees, officers and directors, are described in Schedule 4.23 hereto. RSFC has delivered or made available to CFC true and complete copies of all such policies.

                  4.24 Agreements with Regulators. Neither RSFC nor Republic is a party to any written agreement or memorandum of understanding with, nor a party to any commitment letter or similar undertaking to, nor subject to any order or directive by, nor a recipient of any extraordinary supervisory letter from, any Agency which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management. Neither RSFC nor Republic has been advised by any Agency or is aware that such Agency is contemplating issuing or requesting any such agreement, memorandum, commitment, understanding, order or supervisory letter.

                  4.25 Environmental. Neither RSFC nor Republic is (i) in violation of any law, regulation, order, permit, license or decree regulating emissions into the environment and the proper disposal of wastes, petroleum products or other materials; or (ii) liable or responsible for any cleanup, fines, liability or expense arising under any environmental law, regulation or order as a result of the disposal of wastes, petroleum products or other materials in or on its property (whether owned or leased or in which either has acquired an interest by way of mortgage or foreclosure) by it, its predecessors in title, or any other

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



person, or in or on any other property, including property no longer owned, leased or used by it. There are no asbestos or petroleum products or any hazardous or waste material of any kind located under, on or in the property (owned or leased) of RSFC or Republic, and such property has never been used for the handling, treatment, storage or disposal of any petroleum products or any hazardous or toxic substances as defined under any applicable state or federal law.

     4.26 Community Reinvestment Act. Except as set forth on Schedule 4.26 Republic has complied in all material respects with its obligations under the Community Reinvestment Act.

                  4.27  Transactions  with  Insiders.  Except  as set  forth  on
Schedule 4.27, all of the loans, transactions, agreements and dealings between Republic and any "Insider," as defined in Regulation O, comply in all respects with the provisions of Regulation O.

                  4.28 Fidelity Bond. Republic has obtained all fidelity bonds that are required by law or regulation or that are reasonably necessary for the protection of Republic. All such fidelity bonds are currently in force and Republic has no reason to anticipate that the issuers thereof will fail to renew them or plan to revoke and/or cancel them.

                  4.29 Brokers.  Except as described in Schedule  4.29,  neither
RSFC, Republic nor any director, officer, employer, agent or other representative of RSFC, has paid or is obligated to pay to any party any finder's fee, brokerage commission, fairness opinion fee or like payment in connection with the transactions contemplated by this Agreement.

                  4.30 No Untrue Statements. No statement by RSFC or Republic contained in this Agreement or any of the Schedules hereto or RSFC or Republic financial statements referred to herein contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.31 Absence of Regulatory Communications. Neither RSFC nor Republic is subject to, or has received during the past three years, any written communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised a material question concerning the condition, financial or otherwise, of such company.

     4.32 Opinion of Financial Advisor. RSFC has been advised by Ryan, Beck & Co. that the Conversion Rate is fair to the holders of RSFC Common Stock from a financial point of view.

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


                                    ARTICLE V
                                COVENANTS OF CFC

                  5.1 Access, Information and Documents. From the date hereof until the Effective Time, CFC will give, and will cause its directors, officers, employees, agents and other representatives to give, to RSFC and to its agents and representatives (including, but not limited to, its accountants and counsel) reasonable access to any and all of its properties, assets, books, records and other documents, to enable RSFC to make such audit, examination and investigation of the business, operations, properties, assets, liabilities, books, records and other documents of CFC and County as RSFC may determine, and will furnish, and will cause its directors, officers, employees, agents and other representatives to furnish, to RSFC such information and copies of such documents and records as RSFC shall request, including without limitation files relating to loans originated or purchased, investments, leases, contracts, employment records and benefit plans, minutes of the proceedings of the Board of Directors and any committees thereof, minutes of shareholders' meetings, legal proceedings, examination reports, correspondence with regulatory authorities and correspondence with independent auditors. As part of such examination, RSFC may make such reasonable inquiries of such persons having business or professional relationships with CFC and County as RSFC shall determine (other than customers of County, except with the prior permission of CFC), and CFC and County will authorize, and will cause their directors, officers, employees, agents and other representatives to authorize, such persons to respond to each inquiry and to cooperate fully with RSFC in connection therewith. No investigation by RSFC shall affect the representations and warranties made by CFC and County herein or result in any waiver or limitation thereof.

                  RSFC agrees to keep confidential and not to disclose to any persons, except its officers, directors, accountants and legal counsel and as may otherwise be required by law, all confidential information provided to it by CFC and County in connection with the foregoing examination of CFC and County. Nothing contained in this Section 5.1 shall be construed to permit or require any party to take any action, obtain any information or provide access to any information in violation of applicable law.

                  5.2 No Other Transactions. Except and only to the extent required by fiduciary obligations, neither CFC, County nor any of their directors, executive officers, representatives, agents or other persons controlled by CFC shall, and neither CFC nor County shall permit its directors and executive officers to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than RSFC) concerning any merger, sale of substantially all of the assets, sale of shares of capital stock or similar transactions involving CFC or County.

                  5.3 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, CFC shall (i) maintain its existence and good standing under the laws of its organization, and
(ii) conduct its business and engage in transactions only in the ordinary course and consistent with its past prudent

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



banking practices. In addition, CFC agrees that from the date hereof to the Effective Time, except as permitted or required by this Agreement, it will not take any action that would result in any of its representations or warranties contained in this Agreement not being true and correct in any material respect at the Effective Time. CFC agrees that it shall confer with RSFC upon the request of RSFC and will advise RSFC regarding all significant developments, transactions and proposals relating to its financial condition, properties, business or operations, and will cause its directors, officers, employees, agents and other representatives to disclose to RSFC any and all material changes in, or events which materially affect, its financial condition, properties, business or operations.

                  5.4 Negative Covenants. From the date hereof to the Effective Time, except as permitted or required by this Agreement, neither CFC nor County will, without the prior consent of RSFC, which consent shall not be unreasonably withheld:

                    (a) change any provision of its Articles of Incorporation or
               Bylaws, or take any other action with respect thereto;

                  (b) change the number of shares of its issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for quarterly cash dividends in amounts per share not exceeding the amounts per share of any dividends paid by RSFC with respect to the same quarter, multiplied by the Conversion Rate;

                    (c) hire any  officer,  except  in the  ordinary  course  of business;

                  (d) grant any severance or termination rights to, or enter into or amend any written severance or employment agreement with, any of its directors, officers or employees or adopt any new employee benefit plan or arrangement of any type;

                    (e) sell or dispose of any assets or incur any  liabilities, in either case in excess of $100,000 in the aggregate, except in the ordinary course of business;

                    (f) make any  capital  expenditure  in excess of $100,000 in the aggregate;

                    (g) file any  applications or make any contract with respect to branching or site location or relocation;

                    (h) make any loan, commitment therefor, or direct investment in or with respect to any one party or related group of parties or issue any letter of credit, or

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



     any renewal thereof, in a single or series of transactions in an amount in excess of $1,000,000;

                    (i) engage in any transactions  with any of its directors or officers;

                    (j) take  any  action,  except  as may be  required  by law, regulation or judicial or regulatory order, which could prevent the Parent Merger or the Bank Merger;

                    (k) enter into or renew any employment or consulting agreement or amend or otherwise modify any existing employment or consulting agreements;

                  (l) increase the compensation or benefits of any of its employees, officers or directors or pay any bonuses, directly or indirectly, to any such persons, except for increases in the ordinary course of business not to exceed 6% of the aggregate payroll as of June 30, 1997;

                  (m)      enter into, amend or renew any real estate lease;

                  (n) enter into any agreement not terminable at will by it which requires the payment by it of an aggregate amount in excess of $100,000 (other than loan commitments or agreements);

                    (o) waive any  material  right  other  than in the  ordinary course of business;

                    (p) incur any material indebtedness for money owed;

                    (q) mortgage,  pledge or subject to any charge,  lien, claim or encumbrance any of its assets;

                    (r) make any material  change in its  accounting  methods or practices;

                    (s) amend or modify any employee retirement plans or increase the amount of contributions to such plans; or

                  (t)      agree or obligate itself to do any of the foregoing.

                  5.5 Current Information. During the period from the date of this Agreement to the Effective Time, CFC shall promptly advise RSFC in writing of any information or fact that would make any representation or warranty or any statement in this Agreement or in the Schedules not true and correct if such information or fact had been known when the representation, warranty or statement was made.

     5.6 Pursuit of Approvals. CFC and County will use their best efforts to

                                      -32-
MI01A/16412.5
obtain all necessary government approvals and any other regulatory approvals which may be required of CFC and County and to do all other things which are or may be necessary to consummate the Parent Merger and the Bank Merger and will cooperate with RSFC and Republic in the preparation of all applications and regulatory filings and will furnish promptly upon written request all documents, information, financial statements or other materials as may be required in order to complete such applications. RSFC will be provided the opportunity to review and approve in advance all information relating to it which appears in any filing made with, or written material submitted to any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  5.7 Meeting of CFC's Shareholders; Proxy Statement. CFC will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders, to be held within 45 days of the effectiveness of the Registration Statement, for the purpose of securing the required approval of its shareholders of this Agreement, the Parent Merger and the transactions contemplated hereby. Subject to applicable fiduciary obligations, CFC will recommend to its shareholders the approval of this Agreement, the Parent Merger and the transactions contemplated hereby and use its best efforts to obtain such approvals. The text of the CFC proxy statement with respect to such shareholders meeting shall be prepared by RSFC in connection with the Registration Statement and shall be subject to the prior approval of CFC.

                  5.8 CFC Future Financial Statements. CFC shall deliver to RSFC, within 20 days after the end of each calendar month from the month of July 1997 through the Closing Date, its unaudited statements of financial condition as of the end of such month and its statements of operations for the period from January 1, 1997 through the month then ended. All of the financial statements hereinabove referred to in this Section 5.8 are hereinafter referred to as the "CFC Future Financial Statements." The CFC Future Financial Statements shall be prepared in accordance with GAAP on a basis consistent with the Interim Statements. The CFC Future Financial Statements so delivered after the date hereof shall be accompanied by a certificate of a duly authorized officer certifying that, to the best of his knowledge, such statements are complete, true and accurate and that they have been prepared in accordance with GAAP, and on a basis consistent with the Interim Statements.

                  5.9 Observer at Meetings. Unless prohibited by law, CFC and County each agrees to permit the Chairman of the Board and the Executive Vice President of RSFC or their designees to attend, as observers, all meetings of their respective shareholders, Board of Directors and committees of the Board of Directors, including loan committees, which may be held from the date hereof through the Effective Time. CFC and County shall provide RSFC with the same notice of all such meetings which is given to shareholders or directors, as the case may be, and with copies of all materials and documents distributed at such meetings. Notwithstanding the foregoing, CFC and County may, in their discretion, exclude RSFC from portions of meetings during which this Agreement or its interpretation, breach, performance and/or enforcement are reviewed, or if otherwise

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



required to do so under applicable fiduciary obligations. RSFC shall maintain the strict confidentiality of all matters observed at such meetings; provided, however, RSFC may discuss such matters with officers, directors, legal counsel and advisors of RSFC and Republic and may disclose such matters publicly if obligated to do so by law.

     5.10 Pooling. CFC agrees that it will not knowingly take any action which would have the effect of jeopardizing the treatment of the Parent Merger as a "pooling of interests."

                  5.11 Coral Way Branch. Notwithstanding anything in this Agreement to the contrary, County may, at any time in its sole discretion, cease operations at its Coral Way branch, vacate the premises housing such branch and take such related actions as it deems appropriate.

                                   ARTICLE VI

                         COVENANTS OF RSFC AND REPUBLIC

                  6.1 Access, Information and Documents. From the date hereof until the Effective Time, RSFC and Republic will give, and will cause their directors, officers, employees, agents and other representatives to give, to CFC and to its agents and representatives (including, but not limited to, its accountants and counsel) reasonable access to any and all of its properties, assets, books, records and other documents, to enable CFC to make such audit, examination and investigation of the business, operations, properties, assets, liabilities, books, records and other documents of RSFC and Republic as CFC may determine, and will furnish, and will cause its directors, officers, employees, agents and other representatives to furnish, to CFC such information and copies of such documents and records as CFC shall request, including without limitation files relating to loans originated or purchased, investments, leases, contracts, employment records and benefit plans, minutes of the proceedings of the Board of Directors and any committees thereof, minutes of shareholders' meetings, legal proceedings, examination reports, correspondence with regulatory authorities and correspondence with independent auditors. As part of such examination, CFC may make such reasonable inquiries of such persons having business or professional relationships with RSFC and Republic as CFC shall determine (other than customers of Republic, except with the prior permission of RSFC), and RSFC will authorize, and will cause its directors, officers, employees, agents and other representatives to authorize, such persons to respond to each inquiry and to cooperate fully with CFC in connection therewith. No investigation by CFC shall affect the representations and warranties made by RSFC herein or result in any waiver or limitation thereof.

                  CFC agrees to keep confidential and not to disclose to any persons, except its officers, directors, accountants and legal counsel and as may otherwise be required by law, all confidential information provided to it by RSFC and Republic in connection with

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



the  foregoing  examination  of RSFC and  Republic.  Nothing  contained  in this
Section 6.1 shall be construed to permit or require any party to take any action, obtain any information or provide access to any information in violation of applicable law.

                  6.2 No Other Transactions. Except and only to the extent required by fiduciary obligations, neither RSFC, Republic nor any of their directors, executive officers, representatives, agents or other persons controlled by RSFC or Republic shall, and neither RSFC nor Republic shall permit its directors and executive officers to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than CFC) concerning any merger or acquisition involving RSFC or Republic, other than any merger or acquisition in which RSFC, Republic or a subsidiary of either is the surviving corporation and which has an aggregate purchase price of $10,000,000 or less (an "Additional Acquisition").

                  6.3 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, RSFC shall (i) maintain its existence and good standing under the laws of its organization, and
(ii) conduct its business and engage in transactions only in the ordinary course and consistent with its past prudent banking practices. In addition, RSFC agrees that from the date hereof to the Effective Time, except as permitted or required by this Agreement, it will not take any action that would result in any of its representations or warranties contained in this Agreement not being true and correct in any material respect at the Effective Time. RSFC agrees that it shall confer with CFC upon the request of CFC and will advise CFC regarding all significant developments, transactions and proposals relating to its financial condition, properties, business or operations, and will cause its directors, officers, employees, agents and other representatives to disclose to CFC any and all material changes in, or events which materially affect, its financial condition, properties, business or operations.

                  6.4 Negative Covenants. From the date hereof to the Effective Time, except as permitted or required by this Agreement, neither RSFC nor Republic will, without the prior consent of CFC, which consent shall not be unreasonably withheld:

                    (a) change any provision of its Articles of Incorporation or
               Bylaws, or take any other action with respect thereto;

                    (b) take  any  action,  except  as may be  required  by law, regulation or judicial or regulatory order, which could prevent the Parent Merger or the Bank Merger;

                    (c) make any material  change in its  accounting  methods or practices; or

                    (d) agree or obligate itself to do any of the foregoing.

     6.5 Current Information. During the period from the date of this

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



Agreement to the Effective Time, RSFC shall promptly advise CFC in writing of any information or fact that would make any representation or warranty or any statement in this Agreement or in the Schedules not true and correct if such information or fact had been known when the representation, warranty or statement was made.

                  6.6 Pursuit of Approvals.  RSFC and Republic will each use its best efforts to promptly prepare applications for and to obtain all necessary governmental approvals and any other regulatory approvals which may be required and to do all other things which are or may be necessary to consummate the Parent Merger and the Bank Merger and will cooperate with CFC in the preparation of all applications and will furnish promptly upon written request all documents, information, financial statements or other materials as may be required in order to complete such applications. CFC will be provided the opportunity to review and approve in advance all information relating to it which appears in any filing made with, or written material submitted to any third party or governmental body in connection with the transactions contemplated by this Agreement.

                  6.7 Registration Statement; Meeting of RSFC's Shareholders. As soon as practicable after the date hereof, RSFC shall prepare and file with the Securities and Exchange Commission (the "SEC"), and diligently seek effectiveness of, a Registration Statement on Form S-4 ( the "Registration Statement") containing the joint proxy state ment/prospectus with respect to the RSFC and CFC shareholders meetings referred to herein and the RSFC Common Stock to be issued upon effectiveness of the Parent Merger. CFC shall have the right to review and approve drafts of the Registration Statement. RSFC will take all steps necessary duly to call, give notice of, convene and hold a meeting of its shareholders, to be held within 45 days of the effectiveness of the Registration Statement, for the purpose of securing the required approval of its shareholders of this Agreement, the Parent Merger and the transactions contemplated hereby. Subject to applicable fiduciary obligations, RSFC will recommend to its shareholders the approval of this Agreement, the Parent Merger and the transactions contemplated hereby and use its best efforts to obtain such approvals.

     6.8 Boards of Directors Election. Promptly after the Closing, RSFC and Republic agree to cause four designees of CFC, who are acceptable to RSFC and Republic in their sole judgment, to be elected to each of the Boards of Directors of RSFC and Republic.

     6.9 Pooling. RSFC agrees that it will not knowingly take any action which would have the effect of jeopardizing the treatment of the Parent Merger as a "pooling of interests."

     6.10 County Employees. All employees of County shall, at Republic's option, become employees of Republic on the Effective Date. All employees of County who become employees of Republic on the Effective Date shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of Republic to the same

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



extent as Republic's employees, except as stated otherwise in this Section 6.10. Employees of County on the Effective Date shall be allowed to participate as of the Effective Date in the medical and dental benefit plans of Republic, and the time of employment of such employees who are employed at least 30 hours per week with County, as of the Effective Date, shall be counted as employment with Republic under such dental and medical plans of Republic for purposes of calculating any waiting period and preexisting condition limitations. To the extent permitted by applicable law, the period of service with County of all employees to become employees of Republic on the Effective Date shall be recognized only for vesting and eligibility purposes under RSFC's and Republic's current benefit plans, but not for the determination of the amount of benefits (provided, however, that the period of service with County of each such employee shall be recognized for purposes of determining the amount of annual paid vacation time to which the employee is entitled). To the extent that Republic's benefit plans will not, after the Effective Date, recognize the County employees' accrued but unused paid vacation, personal leave or sick leave time, the County employees will be entitled to receive, on or prior to the Effective Date, cash payments, at their respective compensation rates, for such accrued but unused time.

                  6.11     Indemnification.

                  (a) For a period of six years after the Effective Date, RSFC shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of CFC or County (each, an "Indemnified Party") against all liabilities arising out of actions or omissions arising out their employment by or service with CFC or County and occurring at or prior to the Effective Date to the full extent permitted under Florida law and by RSFC's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation; provided that no such indemnification shall be made for actions or omissions which constitute fraud, are intentionally taken or omitted in bad faith, constitute a knowing breach of this Agreement or constitute violations of criminal law, unless the Indemnified Party had no reasonable cause to believe his or her conduct was unlawful.

                  (b) Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such liability or litigation, shall promptly notify RSFC thereof (provided, however, that the failure to so notify shall release RSFC only to the extent it is actually prejudiced thereby). In the event of any such litigation (whether arising before or after the Effective Date), (i) RSFC shall have the right to assume the defense thereof and RSFC shall not be liable to such Indemnified Party for any legal expenses for other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if RSFC elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between RSFC and the Indemnified Parties, the Indemnified Parties may

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



         retain counsel satisfactory to them, and RSFC shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties;
         provided,  however,  that  RSFC  shall be  obligated  pursuant  to this
         Section 6.11(b) to pay for such additional counsel for Indemnified Parties in any jurisdiction as counsel for RSFC shall determine is necessary under law and professional ethics; (ii) the Indemnified Parties will cooperate in the defense of any such litigation, and (iii) RSFC shall not be liable for any settlement effected without its prior written consent; and provided, further, that RSFC shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (c) If RSFC or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of RSFC shall assume the obligations set forth in this Section 6.11.

                  (d) In consideration of the indemnification obligations provided by RSFC in this Section 6.11 and as a condition precedent thereto, each director, former director and officer of CFC or County shall have delivered to RSFC on or prior to the date of this Agreement, a letter (in form reasonably satisfactory to RSFC) describing all known claims such directors and officers may have against CFC or County. In the letter, the director, former director or officer shall: (a) acknowledge the assumption by RSFC of all liability (to the extent CFC or County would be so liable) for claims for indemnification arising under Section 6.11(a) hereof; (b) affirm that he or she is not aware of any claims he or she might have, against CFC or County; (c) identify any other facts or circumstances of which he or she is aware and which he or she reasonably believes could give rise to a claim for indemnification under Section 6.11(a) hereof; and (d) release as of the Effective Date any and all claims that he or she may have against any CFC or County known to him or her which he or she did not so disclose to RSFC.

                  (e) CFC hereby represents and warrants to RSFC and Republic that it has no knowledge of any claim, pending or threatened, or of any facts or circumstances that it reasonably believes could give rise to any obligation by RSFC to provide the indemnification required by this
         Section 6.11.

                  6.12 Future Financial Information. RSFC shall deliver to CFC, within 20 days after the end of each calendar month from the month of July 1997 through the Closing Date, its unaudited statements of financial condition as of the end of such month and its statements of operations for the period from January 1, 1997 through the month then ended. All of the financial statements hereinabove referred to in this Section 5.8 are

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



hereinafter referred to as the "RSFC Future Financial Statements." The RSFC Future Financial Statements shall be prepared in accordance with GAAP on a basis consistent with the Interim Statements. The RSFC Future Financial Statements so delivered after the date hereof shall be accompanied by a certificate of a duly authorized officer certifying that, to the best of his knowledge, such statements are complete, true and accurate and that they have been prepared in accordance with GAAP, and on a basis consistent with the Interim Statements.


                  6.13 Observer at Meetings. Unless prohibited by law, RSFC and Republic agree to permit the Chairman of the Board and the President of CFC or their designees to attend, as observers, all meetings of their respective shareholders, Board of Directors and committees of the Board of Directors, including loan committees, which may be held from the date hereof through the Effective Time. RSFC and Republic shall provide CFC with the same notice of all such meetings which is given to shareholders or directors, as the case may be, and with copies of all materials and documents distributed at such meetings. Notwithstanding the foregoing, RSFC or Republic may, in its discretion, exclude CFC from portions of meetings during which this Agreement or its interpretation, breach, performance and/or enforcement are reviewed, or if otherwise required to do so under applicable fiduciary obligations. CFC shall maintain the strict confidentiality of all matters observed at such meetings; provided, however, CFC may discuss such matters with officers, directors, legal counsel and advisors of CFC and may disclose such matters publicly if obligated to do so by law.

     6.14 Pooling and Securities Law Matters. In order to facilitate to the fullest extent possible any future sale of shares of RSFC Common Stock received by shareholders of CFC in connection with the Parent Merger, RSFC agrees as follows:

                  (a) within 30 days of the end of the first calendar month after the month which includes the Effective Date, RSFC shall file with the SEC a report on Form 8-K reporting at least 30 days of operating results of RSFC as the corporation surviving the Parent Merger; and

                  (b) RSFC shall  timely  file any annual,  quarterly  and other reports required under the 34 Act in order to permit any of the current shareholders of CFC to sell their RSFC Common Stock following the Effective Date pursuant to Rule 144 promulgated under the 33 Act ("Rule 144"). Assuming that any such shareholder complies with the requirements of Rule 144, RSFC agrees to promptly after the request of the shareholder, take such action as may be reasonably necessary to permit the shareholder to sell his or her shares of RSFC Common Stock under Rule 144, including, without limitation, causing counsel for RSFC to issue the necessary legal opinion to RSFC's transfer agent.

                  6.15     Registration Rights.

                                      -39-
MI01A/16412.5

                  (a) After the report on Form 8-K referred to in Section 6.14 has been filed, any Qualifying Affiliate shall have the right to require RSFC, at RSFC's expense, to register his or her shares of RSFC Common Stock for resale on Form S-3 under the 33 Act (or such other form for which RSFC then qualifies if Form S-3 is then not available for use by RSFC). RSFC, upon receipt of notice from any such Qualifying Affiliate requiring registration, shall so register the shares. A "Qualifying Affiliate" shall mean any Affiliate of CFC (or entity controlled by such affiliate or any pledgee holding at least 200,000 shares of a Qualifying Affiliate's shares as collateral for a loan) for purposes of Rule 145 of the 33 Act who, at the time of such notice to RSFC, owns RSFC shares in an aggregate amount in excess of 200,000 shares.

                  (b) The registration expenses to be paid by RSFC shall mean all expenses incident to RSFC's performance of or compliance with this
         Section 6.15, including, but not limited to, all SEC and NASD registration and filing fees and expenses, fees and expenses of compliance with state securities and blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for RSFC in connection with blue sky qualifications), printing expenses, messenger and delivery expenses, fees and disbursements of counsel for RSFC and its independent certified public accountants (including the expenses of any annual audit, special and "cold comfort" letters required by or incident to such performance and compliance), and fees and expenses of other persons retained by RSFC.

                  (c) RSFC shall prepare and file with the SEC, within 45 days after receipt of notice from any Qualifying Affiliate referenced in subsection (a) above, a registration statement on Form S-3 (or such other form for which RSFC then qualifies if Form S-3 is then not available for use by RSFC).

                  (d) RSFC shall prepare and file with the SEC such amendments and supplements to such registration statement and prospectus as may be necessary or advisable to keep such registration statement effective until all of the shares of Qualifying Affiliate covered by such registration statement have been sold or one year from the effective date of such registration.

                  (e) RSFC shall furnish to any Qualifying Affiliate whose shares are covered by such registration statement such number of copies of such registration statement, each amended and supplemented thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the 33 Act, and such other documents as the Qualifying Affiliate may reasonably request.

                  (f) RSFC shall register or qualify the shares of any Qualifying Affiliate who has provided notice to RSFC under subsection
         (a) above, under such other securities or blue sky laws of such jurisdiction as the Qualifying Affiliate requests and do any and all other acts and things which may be reasonably necessary to

                                      -40-
MI01A/16412.5
         consummate the disposition of such shares in such jurisdictions.

                  (g) RSFC shall immediately notify a Qualifying Affiliate whose shares are covered by a registration statement filed by RSFC hereunder of the happening of any event which comes to RSFC's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and RSFC will promptly prepare and furnish to such Qualifying Affiliate a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the registered shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (h) RSFC will use its best efforts to obtain a "cold comfort" letter from its independent public accountants in customary form covering such matters of the type customary covered by "cold comfort" letters as the Qualifying Affiliate reasonably requests.

                  (i) RSFC agrees to indemnify and hold harmless, to the fullest extent permitted by law, any Qualifying Affiliate whose shares are covered by any registration filed by RSFC under this Section 6.15 (the "Indemnitee"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with RSFC's consent) (each a "Loss") to which such Indemnitee may become subject under the 33 Act, state securities or blue sky laws, common law or otherwise, insofar as such Losses arise out of or are based upon

                           (i) any untrue  statement or alleged untrue statement
                  of any material fact contained in any registration statement under which such securities were registered under the 33 Act, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto (other than with respect to information provided by the Indemnitee);

                           (ii) any  violation by RSFC of any federal,  state or
                  common law rule or regulation applicable to it and relating to action required of or inaction by it in connection with any such registration, and RSFC will reimburse such Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Loss.

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



                                   ARTICLE VII

                           CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF RSFC, REPUBLIC, CFC AND COUNTY

                  The obligations of RSFC, Republic, CFC and County to effect the Parent Merger and the Bank Merger are subject to the fulfillment of each of the following conditions prior to or at the Effective Time, or waiver thereof by all four parties:

                  7.1 Government Approvals. (a) The receipt of all government approvals required to be received to consummate the Parent Merger and the Bank Merger, including the SEC ordering effective the Registration Statement, shall have been received, without the imposition of conditions which would, in the reasonable determination of RSFC or CFC, (i) have a material adverse effect on the financial condition, properties, business or operations of RSFC or Republic upon completion of the Parent Merger and the Bank Merger, or (ii) otherwise materially impair the value of the transactions contemplated hereby; (b) such government approvals shall remain in effect; (c) all applicable statutory waiting or notice periods with respect to such government approvals shall have expired; and (d) all conditions and requirements prescribed by law or by such government approvals shall have been satisfied to the extent required prior to the Effective Time.

     7.2 Shareholder Approval. At the respective shareholders meetings, the Parent Merger shall have received the approval of holders of a majority of the outstanding shares of each of RSFC Common Stock and of CFC Common Stock.

                  7.3 No Litigation. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing consummation of the Parent Merger or the Bank Merger; no suit, action or other proceeding shall be pending or, to the knowledge of either party hereto, threatened by any governmental body in which it is sought to restrain or prohibit the Parent Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Parent Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which RSFC or CFC determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with either Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed or its shareholders of any of the material benefits to it or them of either Merger or to have a material adverse effect on the business or financial condition of RSFC or CFC.

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



                                  ARTICLE VIII

                             CONDITIONS PRECEDENT TO
                        THE OBLIGATIONS OF CFC AND COUNTY

                  The obligation of CFC and County to effect the Parent Merger and the Bank Merger is subject to the fulfillment of the following condition prior to or at the Effective Time, or waiver thereof by CFC and County:

                  8.1 Representations, Warranties and Covenants. The obligations of RSFC or Republic required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects. The representations and warranties of RSFC or Republic contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Effective Time as though made at and as of the Effective Time, except for those representations and warranties specifically relating to a time or times other than the Effective Time which shall be true and correct in all material respects at such time or times and except for changes permitted by this Agreement with the same force and effect as if made at and as of the Effective Time.

     8.2 Material Change. There shall not have occurred a material adverse change in RSFC, its business, financial condition or prospects, taken as a whole, since June 30, 1997.

                  8.3 Accountants' Comfort Letter. CFC and County shall have received the letter of Ernst & Young, dated the Closing Date, to the effect that, based on agreed-upon procedures, nothing has come to their attention which would cause them to believe (i) that the financial condition of RSFC as of the calendar month ended prior to the Closing Date is not as reported by RSFC or
(ii) that the accounting treatment of the Parent Merger would not be a "pooling of interests" in accordance with GAAP.

                  8.4 Officers' Certificates. RSFC and Republic shall have furnished CFC with such certificates of its officers or others and such other documents to evidence the fulfillment of the conditions set forth in this
Article VIII as CFC may reasonably request.

                  8.5 Consents. RSFC and Republic shall have received all necessary consents to the transactions contemplated herein required by any agreement material to the operation or conduct of business of RSFC or Republic.

                  8.6 Tax Opinion. RSFC and CFC shall have received the opinion of Morgan, Lewis & Bockius LLP to the effect that the Parent Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that RSFC, Republic and CFC will each be a party to such reorganization within the meaning of Section 368(a) of the Code.

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



                  8.7 Fairness Opinion. As of a date within five days prior to the date on which the Registration Statement is filed by RSFC with the SEC, CFC shall have received in writing the opinion referred to in Section 3.31 hereof.

                                   ARTICLE IX

                             CONDITIONS PRECEDENT TO
                      THE OBLIGATIONS OF RSFC AND REPUBLIC

                  The obligation of RSFC and Republic to effect the Parent Merger and the Bank Merger is subject to the fulfillment of each of the following conditions prior to or at the Effective Time, or waiver thereof by RSFC and Republic:

                  9.1 Representations, Warranties and Covenants. The obligations of CFC and County required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects. The representations and warranties of CFC and County contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Effective Time as though made at and as of the Effective Time, except for those representations and warranties specifically relating to a time or times other than the Effective Time which shall be true and correct in all material respects at such time or times and except for changes permitted by this Agreement with the same force and effect as if made at and as of the Effective Time.

     9.2 Material Change. There shall not have occurred a material adverse change in CFC, its business, financial condition or prospects, taken as a whole, since June 30, 1997, including but not limited to any such change arising from or relating to the lawsuit styled Dennis Basile and James F. Theriac III, as co-receivers for Florida Home Finders, Inc. and Florida Home Finders Realty, Inc. v. County National Bank of South Florida, or any other lawsuit filed with respect to the same facts.

                  9.3 Financial Conditions. The interim consolidated balance sheet of CFC for the calendar month end immediately prior to the Closing Date, and as of the Closing Date, shall reflect total deposits of not less than $205,000,000, total loans of not less than $130,000,000, Tangible Equity (as defined in Section 11.1 hereof) of not less than $23,000,000, non-performing assets of not more than $4,250,000 and an allowance for loan losses of not less than the greater of 1.4% of total loans or $2,000,000. For purposes of this
Section 9.3, legal fees paid by CFC or County in connection with this Agreement and the transactions contemplated hereby which have been expensed may be added back to Tangible Equity in an amount up to 50% of the first $200,000 thereof.

                  9.4 Demands for Appraisal. The holders of not more than 10% of the outstanding shares of CFC Common Stock shall have duly delivered proper demands stating an intention to demand appraisal of and payment for their shares in accordance

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



with Section 607.1320 of the Florida Business Corporation Act.

                  9.5 Accountants' Comfort Letter. RSFC and Republic shall have received the letter of Deloitte & Touche LLP dated the Closing Date, to the effect that, based on agreed-upon procedures, nothing has come to their attention which would cause them to believe that the total assets, total deposits, total loans, Tangible Equity, classified assets and non-performing assets of CFC as of the calendar month ended prior to the Closing Date are not as reported by CFC.

                  9.6 Officers' Certificates. CFC shall have furnished RSFC and Republic with such certificates of its officers or others and such other documents to evidence the fulfillment of the conditions set forth in this
Article IX as RSFC and Republic may reasonably request, including certification of the names, addresses and numbers of shares of CFC Common Stock held by CFC shareholders of record as of the Closing.

                  9.7 Consents. Republic and RSFC shall have received all necessary consents to the transactions contemplated herein required by any agreement material to the operation or conduct of business of CFC.

     9.8 Employment Agreements. The Employment Agreements between Republic and George M. Apelian and Richard Kuci, entered into on the date hereof and effective at the Effective Time, shall remain in full force and effect.

                  9.9 Tax Opinion. RSFC shall have received the opinion of Morgan, Lewis & Bockius LLP to the effect that the Parent Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and that RSFC, Republic and CFC will each be a party to such reorganization within the meaning of Section 368(a) of the Code.

                  9.10 CFC Affiliate Letters. RSFC shall have received from each director of CFC and any other person which would be an "affiliate" of CFC for purposes of Rule 145 under the 33 Act a duly executed letter agreement, in form and substance acceptable to RSFC, with regard to their Rule 145 and "pooling" obligations.

     9.11 Fairness Opinion. Prior to the date on which the Registration Statement is filed by RSFC with the SEC, RSFC shall have received in writing the opinion referred to in Section 4.33 hereof.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after approval of the Parent

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



Merger by RSFC's or CFC's shareholders) by mutual written consent of RSFC and CFC.

                  10.2 Termination by CFC. CFC may terminate this Agreement by written notice to RSFC, at any time prior to the Effective Time, whether before or after approval by the shareholders of CFC, if (a) any event occurs such that a material condition set forth in Articles VII or VIII hereof which must be fulfilled before CFC is obligated to consummate the Parent Merger cannot be fulfilled (other than by reason of CFC's failure to comply with its obligations hereunder) and nonfulfillment is not waived, expressly or by implication, by CFC; (b) there shall have been a material default under or a material breach of RSFC or Republic's covenants hereunder; (c) there shall have been a material default under or a material breach of RSFC's or Republic's representations and warranties hereunder; (d) any event occurs which, in the opinion of Ernst & Young LLP, would disqualify the Parent Merger from being treated as a "pooling of interests"; (e) the shareholders of either CFC or RSFC shall fail to approve the Parent Merger at their respective shareholders meetings held to consider the Parent Merger; or (f) in accordance with the provisions of Section 1.3 hereof. CFC may also terminate this Agreement at any time after January 31, 1998, if all the conditions precedent to its obligations to effect the Parent Merger shall not have been fulfilled by reason other than CFC's failure to comply with its obligations hereunder and the Parent Merger shall not have become effective on or prior to such date.

                  10.3 Termination by RSFC. RSFC may terminate this Agreement by written notice to CFC at any time prior to the Effective Time, whether before or after approval by the shareholders of CFC, if (a) any event occurs such that a condition set forth in Articles VII or IX hereof which must be fulfilled before RSFC is obligated to consummate the Parent Merger or cannot be fulfilled (other than by reason of RSFC's or Republic's failure to comply with its obligations hereunder) and nonfulfillment is not waived by RSFC; (b) there shall have been a material default under or a material breach of CFC's covenants hereunder; (c) there shall have been a material default under or material breach of CFC's representations and warranties hereunder; (d) any event occurs which, in the opinion or Ernst & Young LLP, would disqualify the Parent Merger from being treated as a "pooling of interests"; (e) the shareholders of either CFC or RSFC shall fail to approve the Parent Merger at their respective shareholders meetings held to consider the Parent Merger; or (f) in accordance with the provisions of Section 3.23 hereof. RSFC may also terminate this Agreement at any time after January 31, 1998, if all the conditions precedent to their obligations to effect the Parent Merger shall not have been fulfilled by reason other than RSFC's or Republic's failure to comply with its obligations hereunder and the Parent Merger shall not have become effective on or prior to such date.

                  10.4 Effect of Termination. If this Agreement is terminated, this Agreement, except for this Section 10.4 and Section 10.5, which shall remain in full force and effect, shall no longer be of any force or effect and there shall be no liability hereunder on the part of any party or its respective directors, officers or shareholders; provided that (i) if such termination results from breaches by CFC of any representation, warranty or covenant hereunder, then CFC shall pay all of the reasonable fees and expenses incurred by RSFC and Republic in connection with this Agreement and the transactions contemplated hereby

                                      -46-
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



and (ii) if such termination results from breaches by RSFC or Republic of any representation or warranty or covenant hereunder, then RSFC and Republic shall pay all of the reasonable fees and expenses of CFC and County in connection with this Agreement and the transactions contemplated hereby.

                  10.5 Alternate CFC or County Transaction. In addition to any payment required by Section 10.4 hereof, in the event that this Agreement is terminated as a result of CFC or County or the holders of at least a majority of the shares of CFC Common Stock entering into an agreement with respect to the merger of CFC or County with a party other than RSFC or Republic or the acquisition of a majority of the outstanding shares of CFC Common Stock or of County Common Stock by any party other than RSFC, or is terminated in anticipation of any such agreement or acquisition, then, in either event, CFC shall immediately pay RSFC, by wire transfer, $1,500,000 in full satisfaction of RSFC's losses and damages resulting from such termination. CFC agrees that $1,500,000 is reasonable under the circumstances, that it would be impossible to exactly determine RSFC's actual damages as a result of such a termination and that RSFC's actual damages resulting from the loss of the transaction are in excess of $1,500,000.

                  10.6 Alternate RSFC or Republic Transaction. In addition to any payment required by Section 10.4 hereof, in the event that this Agreement is terminated as a result of RSFC or Republic or the holders of at least a majority of the shares of RSFC Common Stock entering into an agreement with respect to the merger of RSFC or Republic with a party other than CFC or County or the acquisition of a majority of the outstanding shares of RSFC Common Stock or of Republic Common Stock by any party other than CFC, or is terminated in anticipation of any such agreement or acquisition, then, in either event, RSFC shall immediately pay CFC, by wire transfer, $500,000 in full satisfaction of CFC's losses and damages resulting from such termination. RSFC agrees that $500,000 is reasonable under the circumstances, that it would be impossible to exactly determine CFC's actual damages as a result of such a termination and that CFC's actual damages resulting from the loss of the transaction are in excess of $500,000.

                  10.7 Extension or Waiver. At any time prior to the Effective Time, whether before or after shareholder approval, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party hereto contained herein. Any agreement on the part of any party hereto for any such extension or waiver shall only be valid if set forth in a writing signed on behalf of such party.

                                   ARTICLE XI

                                  MISCELLANEOUS


                                      -47-
MI01A/16412.5

                  11.1     Certain Terms.

                  (a) Unless otherwise defined herein, all accounting terms used herein shall have the meanings ascribed to them under generally accepted accounting principles ("GAAP"), as adjusted by FDIC or OCC regulations and practice.

                  (b) "Agency" shall mean each of the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the FDIC, the OCC, all state regulatory agencies having jurisdiction over the parties, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC and the SEC.

                  (c) "Non-performing assets" shall mean loans which are past due at least 90 days or in material default for reasons other than late payment or non-payment, Other Real Estate Owned, any other repossessed assets and any other loans off accrual for any reason.

                    (d) "Tangible Equity" shall have the meaning set forth in 12
               C.F.R. ss.325.2(s).

                  (e) "Taxes" shall mean any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, state, local, municipal, or foreign), including, without limitation, all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

                  11.2 Expenses. Except as provided in Section 10.4 hereof, each of the parties will pay all of its own legal, accounting and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

                  11.3 Legal Fees. In the event of litigation between any of the parties to this Agreement with respect to enforcement of the provisions hereof, the prevailing party in such litigation shall be entitled to recover its legal fees and expenses from the other party to such litigation.

                  11.4 Entire Agreement; Amendment; Waiver. Except for the respective confidentiality agreements signed by the parties, this Agreement supersedes all previous arrangements or understandings, whether written or oral, and contains the entire agreement of the parties, with respect to the subject matter hereof. This Agreement may be modified, varied or otherwise amended only by a writing executed on behalf of each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in

                                      -48-
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



writing and signed by the party against whom enforcement of such waiver is sought. No waiver, course of dealing, delay in acting or other purported waiver by any party of compliance with any provision of this Agreement shall be construed as a continuing waiver, or as a waiver of any subsequent breach, of any such provision or of any rights or remedies with respect thereto.

                  11.5 Notices. Any notice, request, election, or other communication required or permitted to be given by any party under any provision of this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by overnight courier or by facsimile transmission, to the following address, or to such other address as any party shall designate upon written notice to the other party pursuant to this Section 11.5:

                  If to RSFC or Republic:

                                    Republic Security Bank
                                    4400 Congress Avenue
                                    West Palm Beach, Florida  33407
                                    Facsimile No.: 561-881-9225

                                    Attn:   Rudy E. Schupp, President
                                    and Chairman of the Board

                  With a copy to:

                                    John S. Fletcher, Esq.
                                    Morgan, Lewis & Bockius LLP
                                    5300 First Union Financial Center
                                    200 South Biscayne Boulevard
                                    Miami, Florida  33131-2339
                                    Facsimile No.:  305-579-0321

                  If to CFC or County:

                                    County National Bank of South Florida
                                    801 N.E. 167th Street
                                    North Miami Beach, Florida  33162
                                    Facsimile No.:  305-652-2539

                                    Attn:   George M. Apelian,
                                            President

                  With a copy to:


                                      -49-
MI01A/16412.5

                                    Bowman Brown, Esq.
                                    Shutts & Bowen LLP
                                    201 South Biscayne Boulevard
                                    Miami, Florida  33131
                                    Facsimile No.:  305-381-9982

                  11.7 Rights Under this Agreement; Nonassignability. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, but shall not be assignable by any party. Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  11.8 Form of This Agreement. Captions to the various provisions in this Agreement are for the convenience of the reader only and shall not be construed as affecting the meaning or interpretation of any provision of this Agreement. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender, when the context so requires. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

     11.9 Governing Law. This Agreement has been entered into under, and shall be construed and enforced in accordance with, the laws of the State of Florida.

                  11.10 Public Announcements. RSFC and CFC shall each approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation.

                  11.11 Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts, each of which when so executed shall be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   REPUBLIC SECURITY FINANCIAL CORPORATION


                                   By: /s/ Rudy E. Schupp
                                   ------------------------------------------
                                   Rudy E. Schupp,
                                   President and Chairman of the Board
                                      -50-
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



[SEAL]

ATTEST:

/s/ Richard J. Haskins
----------------------
Richard J. Haskins,
Assistant Secretary


                                   REPUBLIC SECURITY BANK

                                   By: /s/ Rudy E. Schupp
                                   -------------------------------------
                                   Rudy E. Schupp,
                                   President and Chairman of the Board
[SEAL]

ATTEST:


/s/ Richard J. Haskins
------------------------
Richard J. Haskins,
Assistant Secretary

                                   COUNTY FINANCIAL CORPORATION

                                   By: /s/ George M. Apelian
                                   -----------------------------------------
                                   George M. Apelian,
                                   President
[SEAL]

ATTEST:


/s/
-----------------------
Secretary


                                      -51-
MI01A/16412.5

                                  COUNTY NATIONAL BANK OF
                                  SOUTH FLORIDA


                                  By: /s/ George M. Apelian
                                  ----------------------------------------
                                  George M. Apelian,
                                  President
[SEAL]

ATTEST:


/s/
----------------------
Secretary

                                      -52-
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